INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT (this “Agreement”) is made and entered into as of December 28, 2012, by and among the individuals set forth on the signature page attached hereto (each an “Indemnitor”), in favor of ARC Real Estate Partners, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, in connection with that certain Credit Agreement, dated as of September 7, 2011, by and among ARC Properties Operating Partnership, L.P., a Delaware limited partnership, as borrower (the “OP”), American Realty Capital Properties, Inc., a Maryland corporation (the “REIT”), RBS Citizens, N.A., a national banking association (“RBS Citizens”), Capital One, National Association, and Bank of America, N.A., as lenders (the “Lenders”), and RBS Citizens in its respective capacities as “Administrative Agent” for itself and the other Lenders and as “L/C Issuer” and “Lead Arranger” (as such terms are defined in the Credit Agreement, with the Lenders, Administrative Agent, L/C Issuer and Lead Arranger, together with their respective successors and assigns, are collectively the “Credit Parties”), as amended by that certain First Amendment to Credit Agreement, dated as of December 6, 2011 (the “First Amendment”), as further amended by that certain Second Amendment to Credit Agreement, dated as of May 21, 2012 (the “Second Amendment”), as further amended by that certain Third Amendment to Credit Agreement, dated as of August 16, 2012 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Credit Agreement, dated as of September 28, 2012 (the “Fourth Amendment”), as further amended by that certain Fifth Amendment to Credit Agreement, dated as of December 7, 2012 (the “Fifth Amendment”) (said Credit Agreement, as so amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and as from time to time may be further amended, modified, or restated, the “Credit Agreement”), the Lenders have agreed to provide the OP a revolving credit loan facility in the amount of up to $145,000,000, pursuant to which the OP has borrowed at least $111,750,000 (the “Loan”).

WHEREAS, in connection with that certain Parent Guaranty Agreement, executed as of September 7, 2011, by the REIT for the benefit of the Credit Parties, the REIT guaranteed, as a guaranty of payment and not merely as a guaranty of collection, the prompt payment when due of all obligations under the Credit Agreement, including the Loan (the “Parent Guaranty”).

WHEREAS, in connection with that certain Subsidiary Guaranty Agreement, executed as of September 7, 2011, by each subsidiary identified therein (collectively, the “Subsidiary Guarantors”; the REIT and the Subsidiary Guarantors, each a “Guarantor” and collectively, the “Guarantors”) for the benefit of the Credit Parties, the Subsidiary Guarantors guaranteed, as a guaranty of payment and not merely as a guaranty of collection, the prompt payment when due of all obligations under the Credit Agreement, including the Loan (the “Subsidiary Guaranty”).

WHEREAS, in connection with that certain Indemnity Agreement, made and entered into as of December 28, 2012, by the Company in favor of the REIT, the Company has agreed to indemnify the Guarantors for their obligations with respect to the collectability of the Loan (the “Company Indemnity”) pursuant to the terms therein.

WHEREAS, in connection with that certain Fourth Amendment to Amended and Restated Agreement of Limited Partnership of the OP, dated as of December 28, 2012, the Company agreed to restore a deficit balance in its capital account with respect to its interest in the OP, if any, upon a liquidation of the OP (a “DRO”) as set forth in that certain Amended and Restated Agreement of Limited Partnership of the OP, dated as of September 6, 2011, as amended.

WHEREAS, the Indemnitors are the members of the Company and have received substantial economic benefits from the Company.

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitors and Company hereby agree as follows:

1. Subject to Section 4 hereof, if the Company shall make a payment (or be required to make a payment) pursuant to the Company Indemnity (any such payment, a “Payment”), the Company shall promptly deliver written notice thereof (a “Payment Notice”) to each Indemnitor, which Payment Notice shall (a) state the amount of such Payment (the “Payment Amount”) and (b) provide evidence of payment of same (or, provide evidence of obligation to make such payment).

2. Subject to Section 5 hereof, if the Company shall be required to make a payment pursuant to the DRO (any such payment, a “DRO Payment”), the Company shall promptly deliver written notice thereof (a “DRO Payment Notice”) to each Indemnitor, which DRO Payment Notice shall (a) state the amount of such DRO Payment (the “DRO Payment Amount”) and (b) provide evidence of obligation to make such DRO Payment.

3. Subject to Section 4 hereof, each Indemnitor shall be required, within fifteen (15) days after receipt of a Payment Notice or a DRO Payment Notice, as the case may be, (i) in the case of a Payment Notice, to reimburse the Company for such Indemnitor’s proportionate share, as set forth in Schedule A attached hereto, of the Payment Amount (such proportionate amount, each Indemnitor’s “Indemnity Amount”), or (ii) in the case of a DRO Payment Notice, to the extent the assets of the Company are insufficient to satisfy the DRO Payment Amount, to pay to the Company such Indemnitor’s proportionate share, as set forth in Schedule A attached hereto, of the amount by which the DRO Payment Amount exceeds the fair market value (the “FMV”) of the assets of the Company (the “DRO Indemnity Amount”).

4. Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall make (or be required to make) a Payment at a time when the OP has assets available to satisfy the Loan, no payment of the Indemnity Amount shall be required under this Agreement to the extent of the FMV of such assets determined at the time such Payment is made (or required to be made).

5. Any Indemnity Amount or DRO Indemnity Amount paid pursuant to this Agreement shall be treated as a capital contribution by the Indemnitor to the Company under the Company’s operating agreement. Any DRO Indemnity Amount paid to the Company pursuant to Paragraph 3 shall be paid to the OP immediately after receipt thereof by the Company.

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6. Each Indemnitor’s obligation hereunder is several and not joint and, if any Indemnitor shall at any time make payments to the Company in excess of such Indemnitor’s Indemnity Amount, the other Indemnitors shall reimburse such Indemnitor proportionately in respect of such excess.

7. If any Indemnitor shall fail to make a payment of any amount due under this Agreement within the period set forth herein, such Indemnitor shall indemnify and hold harmless the Company from and against any actual cost or actual damage or liability suffered by the Company in connection therewith (including, without limitation, reasonable legal fees and expenses). Any amount paid by an Indemnitor under this Section 7 that relates to the Payment Amount set forth in the Payment Notice delivered to the Indemnitor (and not to other damages, costs, etc.) shall be applied as a reduction to the Indemnity Amount owed by the Indemnitor under this Agreement.

8. The obligations of each Indemnitor under this Agreement are independent of the obligations of the Company under the Company Indemnity and the DRO. Each Indemnitor’s liability for any amount payable hereunder shall be limited to such Indemnitor’s Indemnity Amount, subject to Section 4 hereof, and the DRO Indemnity Amount, respectively.

9. Each Indemnitor hereby warrants and represents to the Company and agrees with the Company that this Agreement constitutes the legal, valid and binding obligation of each Indemnitor, and is fully enforceable against such Indemnitor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to principles of equity.

10. Each Indemnitor waives notice of acceptance of this Agreement and all presentment, demand, protest, notice of protest and notices of default or dishonor of any obligation indemnified hereby and all other suretyship defenses generally. Except as otherwise provided herein, no extensions of time or other indulgence by the Company granted to an Indemnitor will release or affect the obligations of such Indemnitor hereunder and no act, omission or delay on the part of the Company in exercising any rights hereunder or in taking any action to collect or enforce this Agreement shall be a waiver of any such right or affect the obligation of an Indemnitor hereunder.

The obligations under this Agreement shall not be impaired by any bankruptcy, insolvency, arrangement, assignment for the benefit of creditors, reorganization or other debtor relief proceedings under any federal or state law, whether now existing or hereafter enacted with respect to the Company.

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11. (a) Unless terminated sooner, as provided in this Section 11, this Agreement shall terminate upon the termination of the Company Indemnity (the “Termination Date”) pursuant to the terms therein. The Termination Date shall be accelerated, with respect to an individual Indemnitor, to the time such Indemnitor disposes, directly or indirectly, of its entire interest in the Company in a taxable transaction.

(b) If, as of the Termination Date, the FMV of the Entity Assets (as defined in the Company Indemnity) available for satisfaction of the Loan shall be less than the amount of the Company’s obligation under the Company Indemnity (the “Obligation”), each Indemnitor shall pay the Company its proportionate share, as set forth in Schedule A attached hereto, of the amount by which the Obligation exceeds the FMV of the Entity Assets.

(c) For purposes of this Agreement, any dispute respecting the FMV of the Entity Assets shall be resolved as follows: the Company and such Indemnitor each shall pick an appraiser qualified to value the Entity Assets. If the lower of the two appraisals is at least 90% of the higher appraisal, then (i) the two appraisers shall select a third appraiser qualified to value the Entity Assets, (ii) such third appraiser shall select from the two existing appraisals the one that is closer to the third appraiser’s determination of the FMV of the Entity Assets, and (iii) the FMV of the Entity Assets shall equal the amount of such selected appraisal.

(d) Notwithstanding anything in this Agreement to the contrary, the termination of this Agreement pursuant to this Section 11 shall not release such Indemnitor from any payment obligations it incurred under this Agreement prior to the Termination Date.

(e) Each Indemnitor’s liability under this Agreement shall be extinguished upon the payment in full of all obligations under this Agreement.

12. If an Indemnitor is required to pay any amount hereunder, such Indemnitor shall have no, and hereby waives any, (a) rights of subrogation that it might otherwise have at law or in equity or otherwise on account of such payment, and (b) rights of contribution or other rights it might have at law or in equity or otherwise on account of such payment.

13. The Company shall have all rights available to it in law or in equity. No delay or failure by the Company to exercise any right or remedy against any Indemnitor will be construed as a waiver of that right or remedy. All remedies of the Company against any Indemnitor are cumulative.

14. The whole of this Agreement is set forth herein, and there is no verbal or other written agreement, and no understanding or custom affecting the terms hereof. This Agreement can be modified only by a written instrument signed by the parties with respect to whom the modification is made.

15. This Agreement may be executed in multiple counterparts, and each such counterpart shall be considered an original, but all of which together shall constitute one and the same instrument.

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16. If any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed and construed pursuant to laws of the State of New York and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties acknowledge their agreement with the foregoing by executing this Agreement in the space provided below.

INDEMNITORS:

/s/ Nicholas S. Schorsch
Nicholas S. Schorsch, individually and as attorney-in-fact for his immediate family members

/s/ William M. Kahane
William M. Kahane

/s/ Peter M. Budko
Peter M. Budko

/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.

/s/ Brian S. Block
Brian S. Block

INDEMNITEE:

ARC REAL ESTATE PARTNERS, LLC

By: /s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Manager

By: /s/ William M. Kahane
Name: William M. Kahane
Title: Manager

[Signature Page to Indemnity Agreement by Members of ARC Real Estate Partners, LLC]